Exhibit 10.5
December 19, 2008
[Name]
Safety National Casualty Corporation
1832 Schuetz Road
St. Louis, Missouri 63146
Re: Amendment of Stock Option Award Agreement
Dear [Name]:
     This will confirm that, pursuant to action taken by the Compensation Committee (the “Committee”) of the Board of Directors of Delphi Financial Group, Inc. (“Delphi”), the Stock Option Award Agreement dated February 21, 2008 (the “Award Agreement”), pursuant to which you were granted options to purchase up to 225,000 shares of Delphi’s Class A Common Stock pursuant to Delphi’s 2003 Employee Long-Term Incentive and Share Award Plan (the “Plan”), has been amended as provided herein. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Award Agreement.
     Specifically, subparagraphs (a) and (b) of the second paragraph of the Award Agreement, which relate to the conditions to the Options becoming exercisable, have been deleted in their entirety and replaced with the following:
     “(a) If SIG’s aggregate Pre-Tax Operating Income (as such term is defined in Exhibit A hereto) for the period consisting of Delphi’s 2008, 2009 and 2010 fiscal years is at least $460,657,000, 135,000 Options shall become exercisable. Alternatively, if SIG’s aggregate Pre-Tax Operating Income for such period does not reach $460,657,000, but is greater than $427,648,000, a reduced number of the Options shall become exercisable, such number to be determined by interpolating between zero and 135,000 in relation to the point at which the Pre-Tax Operating Income amount falls in the range between $427,648,000 and $460,657,000 and rounding the number obtained to the nearest whole number. For example, if SIG’s aggregate Pre-Tax Operating Income for such period were exactly $444,152,150, 67,500 Options would become exercisable.

[Name]
December 19, 2008

     (b) If SIG’s aggregate Pre-Tax Operating Income for the period consisting of Delphi’s 2008, 2009, 2010, 2011 and 2012 fiscal years is at least $880,732,000, 225,000 Options, less the number of Options, if any, as shall previously have become exercisable pursuant to the preceding clause (a) (the “Previously Vested Options”), shall become exercisable. Alternatively, if SIG’s aggregate Pre-Tax Operating Income for such period does not reach $880,732,000, but is greater than $784,745,000, a reduced number of the Options shall become exercisable, such number to be determined by interpolating between zero and 225,000 in relation to the point at which the Pre-Tax Operating Income amount falls in the range between $784,745,000 and $880,732,000, rounding the number obtained to the nearest whole number, and subtracting from such number the number of the Previously Vested Options, if any. For example, if SIG’s aggregate Pre-Tax Operating Income for such period was $832,738,500, and the number of the Previously Vested Options was 50,000, 62,500 Options would become exercisable. If, in such example, there were no Previously Vested Options, 112,500 Options would become exercisable.”
     In addition, the fourth and fifth sentences of the first paragraph of the “General” section of Exhibit A to the Award Agreement are hereby deleted in their entirety and replaced with the following:
“The items referenced in the preceding sentence shall be referred to collectively herein as “Excluded Items.” The determination of Pre-Tax Operating Income for each year will be made by Delphi annually within 65 days of the end of such year.”
     Finally, it is hereby confirmed that the term “Options,” as utilized in Section 5.4 of the Employment Agreement, shall refer to the Options which are the subject of the Award Agreement.
     Except as provided above, the Award Agreement shall remain in full force and effect according to its terms.

[Name]
December 19, 2008

     If you are in agreement with and accept the terms and conditions of this Amendment, please confirm such agreement and acceptance by executing and dating both counterparts of this Amendment and returning one fully executed counterpart to me. The other counterpart should be retained for your files.

Very truly yours,
/s/ CHAD W. COULTER
Chad W. Coulter
Senior Vice President, Secretary and General Counsel

Agreed to and accepted:

Date:

[Name]